Exhibit 8.1

Subsidiaries of D.E MASTER BLENDERS

LEGAL ENTITIES

The following table provides an overview of the Group’s principal operating subsidiaries, all of which are 100% owned by the Group. In addition, the Group has a 45% non-controlling interest in Kaffehuset Friele A/S, which is treated as an associate.

Name of Subsidiary	Country of Incorporation
D.E Coffee & Tea Australia Pty Ltd.	Australia
Sara Lee Australia & NZ Pty Ltd.	Australia
Sara Lee Food & Beverage (Australia) Pty Ltd.	Australia
Sara Lee Foodservice (Australia) Pty. Ltd.	Australia
Sara Lee Holdings (Australia) Pty Ltd.	Australia
Sara Lee Household and Body Care (Australia) Pty Ltd.	Australia
SL/DE Australia Pty Ltd.	Australia
SL/DE Holdings (Australia) Pty. Ltd.	Australia
SL Sub Pty. Ltd.	Australia
Sara Lee Household and Body Care Österreich GmbH	Austria
DE Investments Belgium BVBA	Belgium
Douwe Egberts Coffee Systems BVBA	Belgium
Douwe Egberts Operating Service BVBA	Belgium
Sara Lee Coffee & Tea Belgium BVBA	Belgium
Sara Lee Finance Belgium BVBA	Belgium
Sara Lee/DE Immo Belgium BVBA	Belgium
Sara Lee Household and Body Care Belgium BVBA	Belgium
Sara Lee Cafés do Brasil Ltda	Brazil
Expresso Coffee—Automação de Bebidas Quentes Ltda.	Brazil
Nutri-Metrics International (Guangzhou) Ltd. (70%)	China
Sara Lee (China) Trading Co. Ltd.	China
Caitlin Financial Corporation N.V.	Curacao
Codef Financial Services C.V.	Curacao
Sara Lee/DE Antilles N.V.	Curacao
Sara Lee/DE Finance (Antilles) N.V.	Curacao
Sara Lee/DE Investments (Antilles) N.V.	Curacao
Sara Lee/DE Investments (Cyprus) Ltd.	Cyprus
Sara Lee Czech Republic, s.r.o.	Czech Republic
Merrild Kaffe A.p.S.	Denmark
Sara Lee/DE Nordic Finance K/S	Denmark
CT Diffusion SAS	France
Courtaulds Textiles Holding SAS	France
DE France Finance SNC	France
DE France Holding SNC	France
Maison du Café Coffee Systems France SNC	France
Maison du Café France SNC	France
Sara Lee France Finance SAS	France
Sara Lee France SNC	France
Sara Lee/DE France S.A.S.	France
Coffenco International GmbH	Germany
Sara Lee Coffee & Tea Germany GmbH	Germany
Sara Lee Deutschland GmbH	Germany
Sara Lee/DE Holding GmbH	Germany
Sara Lee Coffee and Tea Hellas SA	Greece
Sara Lee Hellas Holdings EPE	Greece
Nutri-Metrics International (Hong Kong) Ltd.	Hong Kong
Sara Lee Hong Kong Ltd.	Hong Kong
Sara Lee Hungary Zrt.	Hungary

Name of Subsidiary	Country of Incorporation
PT Premier Ventures Indonesia	Indonesia
PT Sara Lee Indonesia	Indonesia
PT Sara Lee Trading Indonesia	Indonesia
PT Suria Yozani Indonesia	Indonesia
Sara Lee Holdings Italy S.r.l.	Italy
Sara Lee Household and Body Care Italy SpA	Italy
Sara Lee Japan Ltd.	Japan
Sara Lee Baltic, s.i.a.	Latvia
Sara Lee Finance Luxembourg S.á.r.l.	Luxembourg
Sara Lee Holdings Luxembourg S.á.r.l.	Luxembourg
Sara Lee Malaysia Sdn Bhd	Malaysia
Sara Lee South East Asia Sdn Bhd	Malaysia
Sara Lee Mauritius Holding Private Ltd.	Mauritius
Baro Bestuursmaatschappij B.V.	Netherlands
The Coffee Company B.V.	Netherlands
CoffeeCompany Holding B.V.	Netherlands
Defacto B.V.	Netherlands
DE Export B.V.	Netherlands
D.E MASTER BLENDERS 1753 N.V.	Netherlands
DEMB International B.V.	Netherlands
Douwe Egberts Coffee Systems Global Network B.V.	Netherlands
Douwe Egberts Coffee Systems International B.V.	Netherlands
Douwe Egberts Coffee Systems Nederland B.V.	Netherlands
Douwe Egberts Coffee Treatment & Supply B.V.	Netherlands
Douwe Egberts Finance B.V.	Netherlands
Douwe Egberts Nederland B.V.	Netherlands
I. Tas Ezn. B.V.	Netherlands
Koninklijke Douwe Egberts B.V.	Netherlands
Marander Assurantie Compagnie B.V.	Netherlands
Sara Lee International B.V.	Netherlands
Sara Lee International Holdings B.V.	Netherlands
Sara Lee/DE Global Finance B.V.	Netherlands
Sara Lee/DE Investments B.V.	Netherlands
DEMB Holding B.V.	Netherlands
D.E Coffee & Tea New Zealand Ltd.	New Zealand
Kiwi (Nigeria) Limited	Nigeria
Prima-Sara Lee Coffee and Tea Poland Sp .z.o.o.	Poland
Douwe Egberts (Portugal) Produtos Alimentares Lda	Portugal
Sara Lee Rus LLC	Russian Federation
Sara Lee Singapore Pte Ltd.	Singapore
Sara Lee Slovakia, s.r.o.	Slovakia
Sara Lee Finance Spain S.L.	Spain
Sara Lee Household and Body Care España S.L.	Spain
Sara Lee Southern Europe, S.L.	Spain
Merrild Coffee Systems AB	Sweden
Decotrade GmbH	Switzerland
Sara Lee (Thailand) Limited	Thailand
Sara Lee Coffee & Tea (Thailand) Limited	Thailand
Courtaulds Textiles (Holdings) Limited	United Kingdom
Courtaulds Textiles Limited	United Kingdom
Douwe Egberts Coffee Systems Limited	United Kingdom
Import Foods Sara Lee Limited	United Kingdom
Kiwi (EA) Limited	United Kingdom
Linnyshaw Insurance Limited	United Kingdom
Master Models Limited	United Kingdom
New Way Packaged Products Limited	United Kingdom
Sara Lee Acquisition Limited	United Kingdom

Name of Subsidiary	Country of Incorporation
Sara Lee Coffee & Tea UK Limited	United Kingdom
Sara Lee Household & Body Care UK Limited	United Kingdom
Sara Lee UK Finance Limited	United Kingdom
Sara Lee UK Holdings Limited	United Kingdom
Sara Lee UK Pension Trustee Limited	United Kingdom
Sara Lee/DE Holdings Limited	United Kingdom
Sara Lee Investments Unlimited	United Kingdom
Temana International Limited	United Kingdom
DE US Inc	United States
Tea Forté Inc	United States